Exhibit 99.1

WebEx Announces Third Quarter 2006 Results

SANTA CLARA, Calif., October 26, 2006—WebEx Communications, Inc. (Nasdaq: WEBX), the leading provider of software-as-a-service (SaaS) applications for collaborative business on the web, today announced financial results for the third quarter of 2006.

Revenue

For the third quarter of 2006, revenue was $96.8 million, an increase of 23% compared to $78.6 million in the third quarter of 2005.

Non-GAAP Earnings

For the third quarter of 2006, net income on a non-GAAP basis was $17.7 million, a 36% increase over the $13.1 million net income from the third quarter of 2005. Non-GAAP diluted earnings per share were $0.35 in the third quarter of 2006, a 30% increase from $0.27 per share in the third quarter of 2005. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses.

GAAP Earnings

For the third quarter of 2006, net income on a GAAP basis was $12.1 million or $0.24 per share on a fully diluted basis and includes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, as described above. By comparison, WebEx had GAAP net income of $12.7 million and diluted EPS of $0.26 in the third quarter of 2005, which did not include items related to SFAS 123R.

Cash Flow

Cash flow from operations was $27.3 million, partially offset by $6.4 million of capital expenditures, yielding free cash flow of $20.9 million for the quarter ended September 30, 2006.

“I am very pleased with our strong third quarter performance driven by strong bookings and reduced churn which brought us a record number of new customers. These results reflect our successful transition to a SaaS pricing model and our continued leadership in Web Collaboration,” said Subrah Iyar, chairman and chief executive officer of WebEx. “We recently announced WebEx Connect, our next generation on-demand collaboration platform, as a natural extension of our leading web meetings applications business. We believe this is the first true SaaS platform for business to business applications, integrating collaboration, business workflow and data access in real-time.”

Guidance

The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

For the fourth quarter of 2006, WebEx anticipates revenues in the range of $99 to $102.5 million, GAAP EPS in the range of $0.27 to $0.29 and Non-GAAP EPS in the range of $0.37 to $0.39. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets.

On a full year basis for 2007, revenues are anticipated to be in the range of $445 to $465 million. WebEx anticipates GAAP EPS in the range of $1.19 to $1.29 and Non-GAAP EPS in the range of $1.55 to $1.65, after excluding the expense and tax impact of the new SFAS 123R equity compensation rule and certain expenses associated with the acquisition of Intranets.com, as described above.

Conference Call

Management will host the quarterly WebEx online meeting to discuss the results today October 26, 2006, beginning at 5:00 p.m. Eastern time. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation.

Interested parties may participate in the WebEx online meeting in one of two ways:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://www.webex.com/q306_earnings_voip

or

To join the WebEx online meeting and listen to the audio via the telephone, please go to http://www.webex.com/q306_earnings_tele and call (617) 614-3454 and enter passcode 88488728.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting. To replay the recorded WebEx online meeting, go to http://www.webex.com/q306_replay or to replay the audio only, call +1-617-801-6888 and enter reservation number 88488728.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income for our results for the third quarter of 2006, and guidance for the fourth quarter of 2006 and the year ending December 31, 2007 that have not been calculated in accordance with generally accepted accounting principles (GAAP) and may not necessarily be comparable to similarly-titled measures employed by other companies. These differ from GAAP in that they exclude the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses from the acquisition of Intranets.com, including the effects of non-cash amortization of intangible assets, an in-process research and development charge and certain employee retention expenses. WebEx uses these non-GAAP financial measures to enhance understanding of its operational financial performance. WebEx believes that providing each of these non-GAAP financial measurements is useful to management and investors because they provide a consistent basis for comparison of WebEx’s financial condition and results of operations between quarters, which comparison is not influenced by changes in accounting rules for stock-based compensation, changes in tax rates resulting solely from changes in accounting rules, and acquisition-related expenses associated with the purchase of Intranets.com. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

Our non-GAAP financial measures reflect adjustments based on the following items:

•	Stock-based compensation: Our GAAP income statement includes stock compensation expense and the tax impact related to the adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment (SFAS No. 123R), which we have been subject to since the first quarter of 2006. SFAS No. 123R requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. In periods prior to the adoption of SFAS No. 123R, when employee stock-based compensation awards had an exercise price equal to or above the market value of the underlying common stock on the date of grant, no stock compensation expense was required to be recognized in our statement of operations. We believe it is useful to provide financial statements with both the GAAP and the non-GAAP measures of our compensation expense and the related tax impact, as this helps to provide a more meaningful comparison of our current operating results to operating results in prior periods when SFAS No. 123R was not in effect. Stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock-based compensation expenses will recur in future periods.

•	Amortization of intangibles, Intranets.com Acquisition: We continue to incur charges relating to the amortization of intangible assets which were purchased in connection with our acquisition of Intranets.com in September 2005. These charges are included in our GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•	Employee Retention-Related Charges, Intranets.com Acquisition: We incur certain employee-retention costs in connection with the acquisition of Intranets.com that we would not have otherwise incurred. These GAAP costs are incurred to motivate individuals employed by Intranets.com prior to the acquisition to remain employed by us following the acquisition. We believe that eliminating these acquisition-related expenses for purposes of calculating the comparable non-GAAP financial measure facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance. These charges have now been completed and will not recur in future quarters.

•	In-process research and development charge, Intranets.com Acquisition: We incurred, in the third quarter of 2005, a one-time GAAP accounting charge in connection with the acquisition of Intranets.com. The GAAP charge related to amounts assigned to tangible and intangible assets to be used in research and development projects that had no alternative future use and therefore were charged to expense at the acquisition date. The charge for in-process research and development in connection with the acquisition of Intranets.com is reflected in our GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share solely in the third quarter of 2005. In-process research and development expenses are not indicative of our ongoing operating costs. Accordingly, we believe that eliminating this accounting charge for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of our current operating performance and comparisons to past operating performance.

About WebEx Communications, Inc.

WebEx Communications, Inc., is the global leader in software-as-a-service (SaaS) applications for collaborative business on the web. These software-as-a-service (SaaS) applications enhance high-touch business processes, such as sales and training, with efficient web-touch interactions. WebEx delivers its range of applications over the MediaTone On-Demand Platform, a composite collaboration and application platform specifically designed for on-demand applications and enterprise mashups. WebEx is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free (877) 509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the fourth quarter of 2006 and the year ending December 31, 2007 on anticipated revenues and earnings per share, our recently-announced WebEx Connect product offering which is not yet commercially available, the benefits to management and investors in providing non-GAAP financial measures, the contribution to revenue of stock-based compensation and the recurrence of stock-based compensation expenses. Factors which could contribute to risks and uncertainties include, but are not limited to, the failure of WebEx to meet financial expectations, decrease in demand for WebEx collaboration applications and services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, additional expenses associated with the further integration of Intranets.com, and the degree of and rate of commercial success achieved by our recently-announced WebEx Connect product offering. A fuller discussion of risks and uncertainties that could affect WebEx Communications, Inc. is more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-Q filed on August 8, 2006. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005(1)	2006	2005(1)
Net revenues	$96,761	$78,553	$278,087	$224,736
Cost of revenues(2)	17,397	14,491	51,021	39,152

Gross profit	79,364	64,062	227,066	185,584

Operating expenses:
Sales and marketing(2)	35,379	25,640	104,438	74,487
Research and development(2)	13,236	12,565	40,038	33,614
General and administrative(2)	9,740	6,731	28,688	17,813

Total operating expenses	58,355	44,936	173,164	125,914

Operating income	21,009	19,126	53,902	59,670

Interest and other income, net	2,588	1,648	6,404	4,887

Income before income taxes	23,597	20,774	60,306	64,557

Provision for income taxes	11,491	8,099	28,429	25,151

Net income	$12,106	$12,675	$31,877	$39,406

Net income per share:
Basic	$0.25	$0.27	$0.67	$0.86
Diluted	$0.24	$0.26	$0.63	$0.82

Weighted average shares used to compute net income per share:
Basic	48,506	46,208	47,670	45,680
Diluted	50,459	48,428	50,234	47,770

(1) Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.
(2) Cost of revenues and operating expenses include the following stock compensation expense:

Cost of revenues	$717	$—	$2,247	$—
Sales and marketing	2,373	—	7,472	—
Research and development	1,422	—	4,541	—
General and administrative	1,512	3	4,356	10

	$6,024	$3	$18,616	$10

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows (in thousands, except per share amounts):

	Three months ended September 30,		Nine months ended September 30,
	2006	2005(1)	2006	2005(1)
GAAP net income	$12,106	$12,675	$31,877	$39,406
Stock-based compensation	6,024	3	18,616	10
Amortization of acquisition-related intangibles	723	177	2,169	177
Acquisition-related charges	514	166	1,874	166
In-process research and development charge	—	307	—	307

Provision for income taxes(2)	(1,642)	(255)	(4,647)	(257)

Non-GAAP net income	$17,725	$13,073	$49,889	$39,809

Non-GAAP net income per share:
Basic	$0.37	$0.28	$1.05	$0.87
Diluted	$0.35	$0.27	$0.99	$0.83

Weighted average shares used to compute non-GAAP net income per share:
Basic	48,506	46,208	47,670	45,680
Diluted	50,459	48,428	50,234	47,770

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.
(2)	The estimated non-GAAP effective tax rate was 43% and 40% for the third quarter and first nine months of 2006, respectively. The estimated non-GAAP effective tax rate was 39% for both the third quarter and first nine months of 2005, respectively. These non-GAAP effective tax rates have been used to adjust the provision for income taxes for non-GAAP purposes.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2006	December 31, 2005(1)
ASSETS
Current assets:
Cash and cash equivalents	$70,894	$18,101
Short-term investments	231,890	179,110
Accounts receivable, net	58,473	51,231
Prepaid expenses and other current assets	8,806	7,231
Deferred tax assets	11,813	6,326

Total current assets	381,876	261,999

Property and equipment, net	51,386	51,592
Goodwill	26,458	28,224
Intangible assets, net	13,829	16,453
Deferred tax assets	7,450	2,930
Other non-current assets	1,322	1,579

Total assets	$482,321	$362,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,591	$9,011
Accrued liabilities	32,792	24,737
Deferred revenue	15,807	12,652
Income tax payable	1,968	4,348

Total liabilities	56,158	50,748
Stockholders’ equity:
Common stock	49	46
Additional paid-in capital	338,706	258,002
Accumulated other comprehensive income	3,572	2,022
Accumulated earnings	83,836	51,959

Total stockholders’ equity	426,163	312,029

Total liabilities and stockholders’ equity	$482,321	$362,777

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2006	2005(1)
Cash flows from operating activities:
Net income	$31,877	$39,406
Adjustments to reconcile net income to net cash provided by operating activities:
Provisions for doubtful accounts and sales reserve	15,368	10,479
Depreciation and amortization	15,825	11,363
Loss from disposal of assets	273	420
Deferred income taxes	(8,400)	(362)
Tax benefit of stock plans	13,682	10,058
Excess tax benefits from stock-based compensation	(5,518)	—
Stock-based compensation	18,616	10
In-process research and development charge	—	307
Changes in operating assets and liabilities:
Accounts receivable	(22,610)	(20,405)
Prepaid expenses and other current assets	(1,575)	(1,681)
Other non-current assets	257	131
Accounts payable	(3,420)	(2,397)
Accrued liabilities	8,055	975
Income tax payable	(2,380)	3,932
Deferred revenue	3,155	1,046
Other	2,221	(181)

Net cash provided by operating activities	65,426	53,101

Cash flows from investing activities:
Purchases of available-for-sale securities	(145,459)	(148,398)
Maturities and sales of available-for-sale securities	92,008	95,736
Adjustment (payments) made in connection with business acquisition, net	159	(40,023)
Purchases of property and equipment	(13,268)	(11,585)

Net cash used in investing activities	(66,560)	(104,270)

Cash flows from financing activities:
Net proceeds from issuances of common stock	48,409	28,139
Excess tax benefits from stock-based compensation	5,518	—
Repurchase of common stock	—	(19,990)

Net cash provided by financing activities	53,927	8,149

Increase (decrease) in cash and cash equivalents	52,793	(43,020)
Cash and cash equivalents at beginning of the period	18,101	80,442

Cash and cash equivalents at end of the period	$70,894	$37,422

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.